Exhibit 8.1

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
(212) 262-6700

November 3, 2022

ZyVersa Therapeutics, Inc.

2200 North Commerce Parkway, Suite 208

Weston, Florida 33326

Ladies and Gentlemen:

We have acted as tax counsel to ZyVersa Therapeutics, Inc., a Florida corporation (“ZyVersa”), in connection with the transactions contemplated by the Agreement and Plan of Business Combination, made and entered into as of July 20, 2022 (the “Business Combination Agreement”), by and among ZyVersa, Larkspur Health Acquisition Corp., a Delaware corporation (“Larkspur”), and Larkspur Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Larkspur (“Merger Sub”). Pursuant to the Business Combination Agreement, Merger Sub will merge with and into ZyVersa (the “Business Combination”) with ZyVersa surviving the Business Combination. At your request, and in connection with the filing of the Form S-4 (including the joint proxy statement/prospectus forming a part thereof, the “Registration Statement”), we are rendering our opinion concerning certain U.S. federal income tax matters. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

In providing our opinion, we have examined the Business Combination Agreement, the Registration Statement, and the other documents described therein and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Business Combination will be consummated in accordance with the provisions of the Business Combination Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Business Combination and the parties thereto set forth in the Business Combination Agreement and in the Registration Statement are true, complete and correct, (iii) the statements and representations made by ZyVersa, Larkspur and Merger Sub in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, (v) the Business Combination will qualify as a statutory merger under the DGCL, and (vi) ZyVersa, Larkspur and Merger Sub and their respective subsidiaries will treat the Business Combination for U.S. federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions is untrue for any reason or if the Business Combination is consummated in a manner that is different from the manner described in the Business Combination Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the statements in the Registration Statement under the heading “U.S. Federal Income Tax Consequences of the Business Combination to Holders of ZyVersa Stock,” insofar as they relate to statements of U.S. federal income tax law and legal conclusions, represent our opinion.

ZyVersa Therapeutics, Inc.

November 3, 2022

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Business Combination Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform ZyVersa of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

LOWENSTEIN SANDLER LLP